Exhibit 99.1
PRESS RELEASE

Contact:	Mark E. Hood
SVP, Chief Financial Officer (314-633-7255)
Panera Bread Reports First Quarter Revenues Increased 35% and
System-Wide Comparable Bakery-Cafe Sales Increased 9.3% For the Four Weeks Ended March 28, 2006
St. Louis, MO, April 5, 2006 – Panera Bread Company (Nasdaq:PNRA) today reported that revenue increased 35% to $194 million for the first quarter ended March 28, 2006 from $144 million in the comparable period of 2005. Bakery-cafe sales accounted for $155 million of consolidated revenues while franchise royalties and fees and fresh dough sales to franchisees accounted for $39 million of consolidated revenues for the first quarter of 2006.
System-wide comparable bakery-cafe sales increased 9.3% for the four weeks ended March 28, 2006. The breakdown between Company-owned and franchise-operated bakery-cafes is as follows:

	For the 4 weeks ended March 28, 2006	For the 13 weeks ended March 28, 2006
Company-owned Franchise-operated Total System	9.3% 9.3% 9.3%	8.9% 9.1% 9.0%
Company-owned comparable bakery-cafe sales increases are based on sales for bakery-cafes that have been in operation and company owned for at least 18 months. Franchise-operated comparable bakery-cafe sales increases are based on sales for bakery-cafes that have been in operation for at least 18 months. Both company-owned and franchise-operated comparable bakery-cafe sales exclude closed locations. Supplemental sales and bakery-cafe information is included in Schedule I.
In 2006, Easter Sunday is on April 16, which occurs in our next reporting period (the four week period ending April 25, 2006). In 2005, Easter Sunday was on March 27, which occurred in our first quarter of 2005 (the four week period ended March 29, 2005). This shift in Easter timing positively impacted our comparable bakery-cafe sales in the four week period ended March 28, 2006 by approximately 1.5% to 2% based on past holiday results, as normal bakery-cafe operating hours are reduced on Easter. In addition, we expect Easter timing in 2006 will negatively impact our comparable bakery-cafe sales in the four week period ending April 25, 2006 by a similar amount.
During the first quarter of 2006, 22 new bakery-cafes were opened (9 Company-owned and 13 franchise-operated) and 2 bakery-cafes were closed in conjunction with relocations to new bakery-cafes (1 Company-owned and 1 franchise-operated).
The Company plans to report first quarter 2006 earnings after the market close on Tuesday, April 25, 2006. The Company will discuss first quarter results in a call that will be broadcast on the Internet at 8:30 A.M. Eastern Time on April 26, 2006. Go to http://www.panerabread.com/about_investor.aspx to access the call or view the release (when issued). Access to the call and the release will be archived for one year.
Also, the Company will hold an Analysts’ Day on May 5, 2006. This event will provide invited analysts and institutional investors an opportunity to meet with senior management and discuss medium term and long range strategic plans for Panera. The Company will post information related to Analysts’ Day on its website prior to this event.
In addition, the Company will hold its 2006 Annual Meeting of Stockholders at 10:30 A.M., Central Daylight Time, on Thursday, May 25, 2006 at the Hilton St. Louis Frontenac, Ambassadeur Ballroom, 1335 South Lindbergh Boulevard, St. Louis, Missouri 63131.

As previously disclosed, the Company adopted a new quarterly calendar in 2006 whereby each of its quarters include 13 weeks (4-5-4), rather than its prior calendar which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters. For comparative purposes, fiscal 2005 results and bakery-cafe openings have been conformed to the fiscal 2006 calendar.
Included above are franchised and system-wide comparable bakery-cafe sales increases. System-wide sales are a non-GAAP financial measure that includes sales at all Company-owned bakery-cafes and franchise-operated bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.
Panera Bread Company owns and franchises bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names. The Company is a leader in the specialty bread/cafe category due to its unique bread combined with a quick, casual dining experience. Additional information is available on the Company’s website, www.panera.com.
Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include but are not limited to the following: inability to execute our growth strategy, including variations in the number, timing, and successful nature of Company and franchise bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; loss of a member of senior management; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with the acquisition of franchise-operated bakery-cafes; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may affect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 27, 2005 and its quarterly reports on Form 10-Q.

PANERA BREAD COMPANY
Schedule I — Supplemental Sales and Bakery-Cafe Information

	Historical System-Wide Average Weekly Sales

	2005	2004	2003	2002	2001	2000

AWS	$38,318	$36,008	$35,617	$35,388	$33,608	$31,004

	2006 System-Wide Average Weekly Sales By Year Opened

			2004 Opens
	2006 Opens	2005 Opens	& Prior	Total

Bakery-Cafes	22	139	736	897
Q1 06	$44,868	$37,497	$39,837	$39,522
Q2 06
Q3 06
Q4 06
2006 YTD

	Year-Over-Year Change in System-Wide AWS and Comp Sales

			2004 Opens
	2006 Opens	2005 Opens (a)	& Prior	AWS Total	Comp Sales Total

Q1 06	N/A	-3.1%	8.8%	7.8%	9.0%
Q2 06	N/A
Q3 06	N/A
Q4 06	N/A
2006 YTD	N/A

(a) — Change in system-wide AWS in 2006 from 2005 compares 139 bakery-cafes in 2006 against 24 bakery-cafes at the end of the first quarter of 2005.

	2006 Sales Metrics for Company-Owned Bakery-Cafes

	Bakery-Cafe Sales	Operating		Year-Over-Year Change

	($ in 000's)	Weeks	AWS	AWS	Comp Sales

Q1 06	$155,081	4,074	$38,069	6.5%	8.9%
Q2 06
Q3 06
Q4 06
2006 YTD

	2006 Sales Metrics for Franchise-Operated Bakery-Cafes

	Bakery-Cafe Sales	Operating		Year-Over-Year Change

	($ in 000's)	Weeks	AWS	AWS	Comp Sales

Q1 06	$299,473	7,428	$40,318	8.8%	9.1%
Q2 06
Q3 06
Q4 06
2006 YTD

	Bakery-Cafe Openings

	Company	Franchise	Total		Company	Franchise	Total

Q1 06	9	13	22	Q1 05	11	13	24
Q2 06				Q2 05	13	12	25
Q3 06				Q3 05	16	21	37
Q4 06				Q4 05	26	27	53
2006 YTD				2005 YTD	66	73	139
AWS — average weekly sales for the time period indicated and excludes the three additional days in the first quarter of 2005 resulting from the change in fiscal week.
Comp Sales — comparable bakery-cafes sales increases for the time period indicated, which exclude closed locations and are based on sales for bakery-cafes that have been in operation and owned for at least 18 months, and excludes the three additional days in the first quarter of 2005 resulting from the change in fiscal week.